Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Reports First Quarter Earnings of $0.25 Per Share

•	Revenues rise 9.7% on strength of international oil and gas project activity

•	Orders and backlogs increase despite continued weakness in Instrumentation and Thermal Fluid Controls Products Segment

•	Cash Flow improves; net debt level at new low of 7.5% of net capitalization

BURLINGTON, MA, April 23, 2003

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today results for the first quarter ended March 31, 2003. Net income for the first quarter of 2003 was $3.8 million, or $0.25 per diluted share, compared to $3.7 million, or $0.24 per share, for the 2002 first quarter, an increase of 4.2% in earnings per share. Revenues for the 2003 first quarter were $87.2 million, an increase of 9.7% from $79.5 million for the first quarter of 2002.

CIRCOR’s Chairman, President and Chief Executive Officer David A. Bloss, Sr. commented on the performance of the Company’s Petrochemical Products Segment, saying revenues increased 15.1% to $38.0 million from $33.0 million in the first quarter of 2002. Operating margin increased to 7.6% in the first quarter 2002 compared to 6.9%, before special charges, for last year’s first quarter. Bloss said, “Large projects within the international oil and gas markets continue to be rather robust and our market position seems to be improving as well. Meanwhile, North American oil field activity remains sluggish, but there was some drilling pickup in western Canada since the fourth quarter. Overall, we finished our first quarter with petrochemical segment orders up 5.8% and backlogs up 31.5% versus the first quarter last year.” Bloss added that the operating margin in the quarter was down sequentially from 10.2% in the fourth quarter of 2002, but said the Company expected the decrease because of a more favorable mix of shipments in the fourth quarter of last year. “We are tracking our plan of continuous cost reduction and expect to show steady improvement in segment results as the year progresses,” Bloss said.

Bloss indicated that soft economic conditions continued to affect the Company’s Instrumentation and Thermal Fluid Controls businesses. “Compared to the first quarter last year, this segment’s revenues, excluding recent acquisitions, decreased 0.7% from $46.4 million as revenues from general industrial and power generation markets declined. Orders fell 3.1% compared to last year, excluding recent acquisitions, and operating margin declined from 16.4% to 12.2%. “We expect these markets to remain relatively weak for most of 2003,” he said. Sequentially, revenues declined 2.3% to $49.1 million this quarter but, on a positive note, total orders increased 8.8% sequentially and backlog increased 4.4% during the quarter. Bloss also stated that this segment’s profitability increased slightly from the performance registered during the fourth quarter of 2002. “Although this segment’s profitability remains well below last year’s first quarter results due to weak market conditions, the sequential improvement to 12.2% operating margin shows that we have made progress in managing our costs even as we consciously reduced inventories and incurred unabsorbed manufacturing costs,” noted Bloss. “We expect margin levels to continue to improve this year even if order rates from the end markets we serve remain at current levels.”

The Company’s free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) was $14.5 million, 3.8 times net income. At the end of the first quarter, net debt (debt less cash, cash equivalents, and marketable securities) had decreased to 7.5% of net capitalization (net debt divided by debt plus shareholders equity less cash, cash equivalents, and marketable securities). Bloss commented that, “Our cash flow was exceptionally strong this quarter as a result of our efforts to reduce the level of working capital needed to operate our businesses. Our higher cash and lower net debt position keeps us poised for acquisition opportunities, but we remain patient for opportunities in the high-value-added and growth segments of the fluid control industry.”

The Company is providing guidance for its second quarter results indicating that it expects earnings to be in the range of $0.23 to $0.27 per share.

CIRCOR International has scheduled a conference call to review its results for the first quarter 2003 on Thursday, April 24, 2003, at 10:00 a.m. ET. Interested parties may access the call by dialing (719) 457-2650. A replay of the call will be available from 1:00 p.m. ET on April 24, 2003, through midnight on Monday, April 28, 2003. To access the replay, interested parties should dial (719) 457-0820, and enter confirmation code # 496419 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Wednesday, April 23, 2003, by 6:00 p.m. ET. The presentation slides may be downloaded from the investor relations section of the CIRCOR Website: http://www.circor.com/investor/relation.htm. An audio recording of the conference call also is expected to be posted on the Company’s website by April 29, 2003.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters is located at 35 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2003	December 31, 2002
	(unaudited)	audited
ASSETS
Current Assets:
Cash and cash equivalents	$51,419	$38,382
Marketable securities	4,072	4,064
Trade accounts receivable, less allowance for doubtful accounts of $2,016 and $2,041, respectively	55,396	56,130
Inventories	106,070	110,287
Prepaid expenses and other current assets	6,165	4,262
Deferred income taxes	5,927	5,884

Total Current Assets	229,049	219,009
Property, Plant and Equipment, net	63,282	64,365
Other Assets:
Goodwill, net of accumulated amortization of $17,040	100,834	100,419
Other assets	6,604	6,941

Total Assets	$399,769	$390,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,143	$26,769
Accrued expenses and other current liabilities	20,907	19,967
Income taxes payable	4,049	2,801
Notes payable and current portion of long-term debt	16,357	18,596

Total Current Liabilities	70,456	68,133
Long-term Debt, net of current portion	59,343	59,394
Deferred Income Taxes	4,019	3,934
Other Noncurrent Liabilities	11,661	10,605
Minority Interest	4,409	5,009
Shareholders’ Equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,148,950 and 15,107,850 issued and outstanding, respectively	151	151
Additional paid-in capital	204,469	203,952
Retained earnings	42,473	39,200
Accumulated other comprehensive income (loss)	2,788	356

Total Shareholders’ Equity	249,881	243,659

Total Liabilities and Shareholders’ Equity	$399,769	$390,734

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(unaudited)	(unaudited)
Net revenues	$87,163	$79,462
Cost of revenues	62,341	54,920

GROSS PROFIT	24,822	24,542
Selling, general and administrative expenses	17,638	16,489
Special charges	—	453

OPERATING INCOME	7,184	7,600
Other (income) expense:
Interest income	(102)	(233)
Interest expense	1,563	1,974
Other, net	(275)	102

Total other expense	1,186	1,843

INCOME BEFORE INCOME TAXES	5,998	5,757
Provision for income taxes	2,159	2,072

NET INCOME	$3,839	$3,685

Earnings per common share:
Basic	$0.25	$0.25
Diluted	$0.25	$0.24
Weighted average common shares outstanding:
Basic	15,116	14,873
Diluted	15,533	15,541

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2003	2002
	(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net income	$3,839	$3,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,470	2,745
Amortization of intangible assets	74	79
Compensation expense of stock-based plans	60	132
Loss on write-off of property, plant and equipment	—	260
Deferred income taxes (benefit)	(3)	115
(Gain) loss on disposal of property, plant and equipment	(1)	28
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	1,388	2,860
Inventories	5,314	(1,692)
Prepaid expenses and other assets	(1,584)	(1,753)
Accounts payable, accrued expenses and other liabilities	4,338	2,052

Net cash provided by operating activities	15,895	8,511

INVESTING ACTIVITIES
Additions to property, plant and equipment	(795)	(863)
Proceeds from disposal of property, plant and equipment	1	8
Increase in other assets	—	(20)
Business acquisitions, net of cash acquired	—	(2,389)
Other	(8)	—

Net cash used in investing activities	(802)	(3,264)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	144	—
Payments of long-term debt	(2,555)	(2,544)
Dividends paid	(567)	(557)
Proceeds from the exercise of stock options	413	1,035
Conversion of restricted stock units	—	3

Net cash used in financing activities	(2,565)	(2,063)

Effect of exchange rate changes on cash and cash equivalents	509	(30)

INCREASE IN CASH AND CASH EQUIVALENTS	13,037	3,154
Cash and cash equivalents at beginning of year	38,382	57,010

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$51,419	$60,164

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2002
ORDERS
Instrumentation & Thermal Fluid Controls	$50,369	$48,752
Petrochemical	43,426	41,054

Total orders	$93,795	$89,806

	March 31,
	2003	2002
BACKLOG
Instrumentation & Thermal Fluid Controls	$37,574	$42,936
Petrochemical	43,774	33,276

Total backlog	$81,348	$76,212

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

(unaudited)

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR
NET REVENUES
Instrumentation & Thermal Fluid Controls	$46,417	$47,966	$45,886	$50,255	$190,524	$49,119
Petrochemical	33,045	34,575	37,206	36,098	140,924	38,044

Total	79,462	82,541	83,092	86,353	331,448	87,163

OPERATING MARGIN
Instrumentation & Thermal Fluid Controls	16.4%	17.0%	14.9%	12.0%	15.0%	12.2%
Petrochemical	6.9%	4.5%	7.3%	10.2%	7.3%	7.6%
Segment operating margin	12.4%	11.7%	11.5%	11.2%	11.7%	10.2%
Corporate expenses	-2.3%	-2.5%	-2.2%	-2.2%	-2.3%	-1.9%
Special charges	-0.6%	-0.4%	—	—	-0.2%	—
Total operating margin	9.6%	8.8%	9.2%	9.0%	9.2%	8.2%
OPERATING INCOME
Instrumentation & Thermal Fluid Controls	7,607	8,138	6,845	6,024	28,614	5,982
Petrochemical	2,286	1,553	2,701	3,685	10,225	2,876

Segment operating income	9,893	9,691	9,546	9,709	38,839	8,858
Corporate expenses	(1,840)	(2,100)	(1,867)	(1,913)	(7,720)	(1,674)
Special charges	(453)	(292)	—	—	(745)	—

Total operating income w/ special charges	7,600	7,299	7,679	7,796	30,374	7,184
INTEREST EXPENSE, NET	(1,741)	(1,681)	(1,755)	(1,544)	(6,721)	(1,461)
OTHER (EXPENSE) INCOME, NET	(102)	382	(34)	440	686	275

PRETAX INCOME	5,757	6,000	5,890	6,692	24,339	5,998
PROVISION FOR INCOME TAXES	(2,072)	(2,161)	(2,120)	(2,409)	(8,762)	(2,159)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%
NET INCOME	$3,685	$3,839	$3,770	$4,283	$15,577	$3,839

Weighted Average Common Shares Outstanding (Diluted)	15,541	15,732	15,511	15,462	15,610	15,533
EARNINGS PER COMMON SHARE (Diluted)	$0.24	$0.24	$0.24	$0.28	$1.00	$0.25

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.26	$0.26	$0.24	$0.28	$1.03	$0.25

EBIT	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459
Special charges-Instrumentation & Thermal Fluid Controls	—	—	—	—	—	—
– Petrochemical	453	292	—	—	745	—

Total special charges	453	292	—	—	745	—
Depreciation	2,745	2,672	2,452	2,474	10,343	2,470
Amortization of intangibles	79	79	74	75	307	74

EBITDA AND SPECIAL CHARGES	$10,775	$10,724	$10,171	$10,785	$42,455	$10,003

EBITDA AS A PERCENT OF SALES	13.6%	13.0%	12.2%	12.5%	12.8%	11.5%

CAPITAL EXPENDITURES	$863	$1,081	$1,220	$1,254	$4,418	$795

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

(unaudited)

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$7,091	$6,519	$3,480	$1,162	$18,252	$14,533
ADD: Capital expenditures	863	1,081	1,220	1,254	4,418	795
Dividends paid	557	565	566	567	2,255	567

NET CASH PROVIDED BY OPERATING ACTIVITIES	$8,511	$8,165	$5,266	$2,983	$24,925	$15,895

NET DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS MARKETABLE SECURITIES]	$34,791	$26,853	$22,648	$35,543	$35,543	$20,209
ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419
Marketable securities	—	—	—	4,064	4,064	4,072

TOTAL DEBT	$94,955	$94,408	$92,345	$77,990	$77,990	$75,700

NET DEBT AS % OF NET CAPITALIZATION	13.3%	10.2%	8.7%	12.7%	12.7%	7.5%
NET DEBT [As defined above]	$34,791	$26,853	$22,648	$35,543	$35,543	$20,209
ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419
Marketable securities	—	—	—	4,064	4,064	4,072

TOTAL DEBT	$94,955	$94,408	$92,345	$77,990	$77,990	$75,700

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS LESS MARKETABLE SECURITIES]	$261,622	$262,783	$259,514	$279,202	$279,202	$270,090
ADD: Debt	(94,955)	(94,408)	(92,345)	(77,990)	(77,990)	(75,700)
LESS: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419
Marketable securities	—	—	—	4,064	4,064	4,072

TOTAL SHAREHOLDERS’ EQUITY	$226,831	$235,930	$236,866	$243,659	$243,659	$249,881

TOTAL DEBT / TOTAL EQUITY	41.9%	40.0%	39.0%	32.0%	32.0%	30.3%
EBIT [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE]	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459
ADD: Other (income) expense, net	102	(382)	34	(440)	(686)	(275)

OPERATING INCOME	$7,600	$7,299	$7,679	$7,796	$30,374	$7,184

EBITDA AND SPECIAL CHARGES [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE PLUS DEPRECIATION PLUS AMORTIZATION PLUS SPECIAL CHARGES]	$10,775	$10,724	$10,171	$10,785	$42,455	$10,003
LESS: Special charges	(453)	(292)	—	—	(745)	—
Other (income) expense, net	102	(382)	34	(440)	(686)	(275)
Depreciation	(2,745)	(2,672)	(2,452)	(2,474)	(10,343)	(2,470)
Amortization of intangibles	(79)	(79)	(74)	(75)	(307)	(74)

OPERATING INCOME	$7,600	$7,299	$7,679	$7,796	$30,374	$7,184